Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statements (Form S-3 Nos. 333-54080, 333-108859, 333-120009, 333-67340, 333-130591 and 333-171747) of Nektar Therapeutics; and
(2) Registration Statements (Form S-8 Nos. 333-07969, 333-59735, 333-65919, 333-74669, 333-32788, 333-54078, 333-55032, 333-67342, 333-71936, 333-76638, 333-98321, 333-103040, 333-117975, 333-136498, 333-145259, 333-153106 and 333-170371) pertaining to the amended and restated 1994 Equity Incentive Plan, the 1998 Non-Officer Equity Incentive Plan, the 2000 Non-Officer Equity Incentive Plan, the 401(k) Retirement Plan, the Employee Stock Purchase Plan, the 2000 Equity Incentive Plan, the 2008 Equity Incentive Plan, the Bradford Particle Design plc Share Option Schemes, and the Shearwater Corporation 1996 Nonqualified Stock Option Plan, of Nektar Therapeutics;
of our reports dated March 1, 2011, with respect to the consolidated financial statements and schedule of Nektar Therapeutics and the effectiveness of internal control over financial reporting of Nektar Therapeutics included in this Annual Report (Form 10-K) for the year ended December 31, 2010.
/s/ Ernst & Young LLP
Palo Alto, California
March 1, 2011

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